Ex. 99.1

FOR IMMEDIATE RELEASE:

TopBuild to Acquire Progressive Roofing in All-Cash Transaction Valued at $810 Million, Creating a New Growth Platform

Aligns with TopBuild’s Core Strengths

Expands Building Envelope Installation Solutions to Include

Comprehensive Suite of Commercial Roofing Services

Enables Significant Growth Potential in ~$75B Highly Fragmented,

Largely Non-Discretionary Commercial Roofing Services Industry

DAYTONA BEACH, Fl. July 8, 2025 — TopBuild Corp. (NYSE:BLD), a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada, announced that it has entered into an agreement to acquire Progressive Roofing, a portfolio company of Bow River Capital, for $810 million in cash. This represents approximately 9.1x Progressive’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the trailing twelve months ended March 31, 2025, and a multiple of 8.6x EBITDA post-synergies, considering $5M in synergies. The transaction is expected to be immediately accretive to adjusted earnings per share.

Founded in 1978, Progressive Roofing is a leader in commercial roofing installation services in the United States, with a comprehensive offering that includes re-roofing, recurring maintenance services, and new construction. The company serves attractive commercial verticals, including education, technology, industrial, healthcare and government. Progressive generated $438 million in revenue and $89 million in EBITDA for the trailing 12 months ended March 31, 2025. Approximately 70% of the company’s revenue is related to non-discretionary re-roofing and maintenance, while approximately 30% is from new construction. Based in Phoenix, Progressive employs more than 1,700 people across 12 branches.

“Entering the large and growing Commercial Roofing business through the acquisition of Progressive Roofing is a natural next step for TopBuild. The acquisition of Progressive, one of the largest commercial roofing installers in the United States, will enable us to offer commercial customers more comprehensive building envelope installation solutions,” said Robert Buck, President and Chief Executive Officer of TopBuild. “In addition to increasing our revenue exposure to non-discretionary demand drivers, we anticipate that this acquisition will serve as a significant growth platform, both organically as well as through future M&A. Importantly, Progressive’s strategy and business model are closely aligned with ours, and we look forward to welcoming Progressive’s talented management team and employees to TopBuild.”

Nick Hadden, Chief Executive Officer of Progressive Roofing, added, “The entire Progressive Roofing team is excited to join forces with an industry leader that has a proven track record of growth. Our customer-centricity, focus on employees, and commitment to safety are well-matched with TopBuild’s core strengths. We believe that joining TopBuild will enable accelerated growth and allow us to create even more value for our customers.”

Progressive Roofing Acquisition is Accretive and Advances TopBuild’s Strategy:

●	Aligns with TopBuild’s core strengths: Progressive Roofing utilizes a similar dispersed branch model with local empowerment and decision-making enabled by a branch support center. The company has made meaningful investments in technology that support data-driven insights and analytics. Like TopBuild, Progressive Roofing places great value on maintaining strong relationships with its supplier partners. The company also has a complementary culture of collaboration and a safety-first mentality. Finally, Progressive has a well-developed acquisition pipeline.
●	Expands building envelope offering to general contractor customers: As one of the largest commercial roofing installation services companies in the U.S., the acquisition enables TopBuild to expand its offerings to commercial customers.
●	Increases exposure to non-cyclical and non-discretionary revenue drivers: Demand in the commercial roofing services industry is largely related to non-cyclical and non-discretionary drivers, such as the age of a roof or weather-related damage. These drivers support Progressive’s revenue, given that approximately 70% is derived from re-roofing and maintenance and services.
●	Establishes scalable platform for growth in large and highly fragmented sector: The total addressable market for commercial roofing installation services is approximately $75 billion and is highly fragmented. TopBuild and Progressive Roofing both have proven M&A track records, with robust acquisition processes in place.

Transaction Timing and Details

The transaction will be funded with proceeds from TopBuild’s recently expanded credit facility and cash on hand and is expected to close early in the third quarter of 2025, subject to regulatory approvals and customary closing conditions. Pro forma Net Debt to Adjusted EBITDA for the first quarter of 2025 is approximately 1.6x.

Advisors

RBC acted as financial advisor to TopBuild and Jones Day acted as legal counsel.  Guggenheim Securities and Citizens JMP Securities acted as financial advisors and Brownstein, Hyatt, Farber, Schrek acted as legal counsel to Bow River Capital and Progressive Roofing.

Conference Call Webcast Information

A conference call to discuss the transaction is scheduled for today, Tuesday, July 8th, at 8:30 a.m. Eastern Time. The live call can be accessed by dialing (877) 407-9037. A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada.  We provide insulation installation services nationwide through our Installation segment which has approximately 250 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses approximately 190 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

About Progressive Roofing

Progressive Roofing, a Bow River Capital portfolio company, began as a family operation in 1978 and has evolved into a nationwide force with approximately 1,700 employees, spanning four generations of roofers, and establishing 12 branch offices coast to coast. Progressive’s business philosophy is anchored in customer satisfaction, high quality, and a safe, family-oriented workplace. Progressive specializes in commercial, industrial, and institutional roofing and roof maintenance and excels in addressing the evolving landscape of roofing technologies, materials, and installation complexities. Our carefully selected team of highly skilled, trained, and certified professionals ensures that we meet the unique demands of all roofing systems.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com

386-763-8801

TopBuild Corp.
Unaudited Pro Forma Net Debt Leverage

	Trailing Twelve Months Ended March 31, 2025
($ in millions)	Historical TopBuild (1)	Proforma Progressive	Pro Forma Combined
Net sales	$5,284	$438	$5,722

EBITDA, as adjusted (2)	$1,056	$89	$1,145

Net debt, total (3)			$1,877
Net debt leverage			1.6	x

(1) As disclosed and reconciled in previous quarterly filings with the U.S. Securities and Exchange Commission.

(2)  Earnings before interest, taxes, depreciation, and amortization as defined in our credit agreement.

(3) TopBuild extended and upsized its Senior Secured Credit Facilities on May 16, 2025. The net proceeds of $524 million along with delayed draw of $250 million and current cash balances will be used to fund the acquisition of Progressive Roofing for $810 million.